CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-KSB, into the Company's previously filed Registration Statement File Nos. 333-14531 and 333-18931.


                                        ARTHUR ANDERSEN LLP

Portland, Oregon,
  May 4, 1998